Exhibit 99.1

DSP Group, Inc. Reports First Quarter 2009 Earnings

SAN JOSE, Calif., May 4, 2009—DSP Group, Inc. (NASDAQ: DSPG), a worldwide leader in developing and providing chip-set solutions for residential wireless connectivity, announced today its results for the first quarter ended March 31, 2009.

First Quarter Results:

Revenues for the first quarter of 2009 were $39,914,000, a decline of 45% from revenues of $72,729,000 for the first quarter of 2008. Net loss for the first quarter was $10,691,000, as compared to a net loss of $7,608,000 for the first quarter of 2008. Earnings per share (EPS) for the first quarter of 2009 were a loss of $0.41 per share vs. a loss of $0.25 per share for the first quarter of 2008.

Non-GAAP Results:

Non-GAAP net loss and EPS for the first quarter of 2009 were $4,623,000 and a loss of $0.18 per share, respectively, as compared to the non-GAAP net income of $1,441,000 and the non-GAAP diluted EPS of $0.05 per share for the first quarter of 2008. Non-GAAP net loss and EPS for the first quarter of 2009 excluded the impact of amortization of acquired intangible assets of $3,047,000, associated with the acquisition of the Cordless and VoIP Terminals business of NXP B.V. and equity-based compensation expenses of $3,021,000. Non-GAAP net income and diluted EPS for the first quarter of 2008 excluded the impact of the amortization of acquired intangibles and other acquisition-related assets of $5,782,000, associated with the acquisition; equity-based compensation expenses of $3,961,000 and the aggregate tax benefits associated with such expenses of $694,000.

Share Repurchase

On March 12, 2009, the Company repurchased 4,186,603 shares of its common stock from NXP at a per share price of $4.78 for an aggregate consideration of $20,028,000 which was paid to NXP during the first quarter. This transaction was in accordance with the Stock Repurchase Agreement executed with NXP pursuant to which the Company agreed to repurchase all of its shares issued to NXP in connection with the acquisition of the Cordless and VoIP Terminals business.

Eli Ayalon, Chairman and CEO of DSP Group, stated: “Although we were not completely satisfied with the company’s financial results stemming from the severe economic downturn, our first quarter results came in at the higher end of our guidance. We believe that the depressed demand for our products may have reached a bottom during the first quarter of the year, which may indicate that the worst is behind us.”

The Company believes that the non-GAAP presentation of net income and diluted EPS presented in this press release is useful to investors in comparing results for the quarter ended March 31, 2009 to the same period in 2008 because the exclusion of the above noted expenses may provide a more meaningful analysis of the Company’s core operating results. Further, the Company believes it is useful to investors to understand how the expenses associated with equity-based compensations expenses are reflected on its statements of income.

About DSP Group

DSP Group, Inc. (NASDAQ: DSPG) is a leading global provider of wireless chipset solutions for converged communications at home. Delivering system solutions that combine semiconductors and software with reference designs, DSP Group enables world-leading consumer electronics (CE) manufacturers to cost-effectively develop innovative revenue-generating applications with fast time to market. At the forefront of wireless semiconductor development and operational excellence for over two decades, DSP Group provides a broad portfolio of chipsets integrating DECT, Wi-Fi, PSTN and VoIP/CoIP technologies with state-of-the-art application processors. Enabling converged voice, audio, video and data connectivity across diverse consumer products – from cordless and VoIP phones to home gateways and infotainment centers – DSP Group proactively partners with CE manufacturers to shape the future of residential converged communications. For more information, visit www.dspg.com.

Forward Looking Statements

This press release may contain statements that qualify as “forward-looking statements” under the Private Securities Litigation Reform Act of 1995, including Mr. Ayalon’s statement that the depressed demand for the Company’s products may have reached a bottom during the first quarter of 2009, which may indicate that the worst is behind it. These forward-looking statements are based on current expectations and DSP Group assumes no obligation to update this information. In addition, the events described in these forward-looking statements may not actually arise. DSP Group’s actual results could differ materially from those described in this press release as a result of various factors, including the timing and ability of the market to recover, especially the semiconductor and consumer electronics markets, and the corresponding recovery of DSP Group’s customers; gross margin fluctuations; the success of implemented restructuring efforts; slower than expected change in the nature of residential communications domain; unexpected delays in the introduction of new products or failure of such products to achieve broad market acceptance; DSP Group’s inability develop and produce new products at competitive costs; and general market demand for products that incorporate DSP Group’s technology in the market. These factors and other factors which may affect future operating results or DSP Group’s stock price are discussed under “RISK FACTORS” in the Form 10-K for fiscal 2008 as well as other reports DSP Group has filed with the Securities and Exchange Commission and which are available on DSP Group’s Web site (www.dspg.com) under Investor Relations.

Earnings conference call

DSP Group has scheduled a conference call for 8:30 a.m. EST today to discuss the financial results for the first quarter of 2009 and invites you to listen to a live broadcast over the Internet. The broadcast can be accessed by all interested parties through the Investor Relations section (investor message board) of DSP Group’s Web site at www.dspg.com or link to: http://ir.dspg.com./phoenix.zhtml?c=101665&p=irol-calendar.

If you cannot join the call, please listen to the replay, which will be available for approximately two weeks after the call on DSP Group’s Web site or by calling the following numbers:

•	US Dial-In # 1-888-286-8010 (passcode: 94529166)

•	International Dial-In # 1-617-801-6888 (passcode: 94529166)

For more information, please contact Ofer Elyakim, + 852 9017-5426, or e-mail: ofer.elyakim@dspg.com.

DSP GROUP, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2009	2008
	Unaudited	Unaudited
Product revenues and other	$39,914	$72,729
Cost of product revenues and other	26,504	45,776

Gross profit	13,410	26,953
Operating expenses:
Research and development	13,738	20,028
Sales and marketing	4,516	6,021
General and administrative	3,814	4,250
Amortization of intangible assets	3,047	5,782

Total operating expenses	25,115	36,081

Operating loss	(11,705)	(9,128)
Other income :
Interest and other income, net	603	1,234

loss before provision for income taxes	(11,102)	(7,894)
Income tax benefit	(411)	(286)

Net loss	$(10,691)	$(7,608)

Net loss per share:
Basic	$(0.41)	$(0.25)
Diluted	$(0.41)	$(0.25)
Weighted average number of shares of common stock used in the computation of:
Basic	26,083	30,574
Diluted	26,083	30,574

DSP GROUP, INC.

CONSOLIDATED STATEMENTS OF INCOME (NON-GAAP)

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2009	2008
	Unaudited	Unaudited
Product revenues and other	$39,914	$72,729
Cost of product revenues and other	26,296	45,519

Gross profit	13,618	27,210
Operating expenses:
Research and development	12,163	17,937
Sales and marketing	4,058	5,514
General and administrative	3,034	3,144

Total operating expenses	19,255	26,595

Operating income (loss)	(5,637)	615
Other income :
Interest and other income, net	603	1,234

Income (loss) before provision for income taxes	(5,034)	1,849
Provision for income taxes (income tax benefit)	(411)	408

Net income (loss)	$(4,623)	$1,441

Net earnings (loss) per share:
Basic	$(0.18)	$0.05
Diluted	$(0.18)	$0.05
Weighted average number of shares of common stock used in the computation of:
Basic	26,083	30,574
Diluted	26,083	30,757

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2009	2008
	(Unaudited)	(Unaudited)
GAAP net (loss) income	$(10,691)	$(7,608)

Equity-based compensation expense Included in cost of product revenues	208	257
Equity-based compensation expense Included in R&D	1,575	2,091
Equity-based compensation expense Included in SG&A	1,238	1,613
Amortization of intangible assets related to NXP transaction	3,047	5,782
Tax benefit resulting from equity-based compensation and amortization of acquired intangible assets	0	(694)
Non-GAAP net income	$(4,623)	$1,441

Non-GAAP basic earnings per share	$(0.18)	$0.05
Non-GAAP diluted earnings per share	$(0.18)	$0.05

DSP GROUP, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2009	December 31, 2008
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$45,284	$68,886
Restricted deposits	115	115
Marketable securities and cash deposits	24,979	12,449
Trade receivables, net	23,826	39,603
Inventories	12,301	14,098
Other accounts receivable	17,187	17,367
Deferred income taxes	259	306

Total current assets	123,951	152,824
Property and equipment, net	13,208	14,822
Long term marketable securities	33,736	40,051
Severance pay fund	6,822	7,286
Deferred income taxes	200	212
Goodwill and other intangible assets	29,547	32,728
Other assets	1,183	1,331

Total assets	$208,647	$249,254

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$13,923	$20,136
Other current liabilities	34,810	40,329

Total current liabilities	48,733	60,465
Accrued severance pay	8,028	8,008
Accrued pensions	1,526	1,675
Deferred tax liability	19	24
Other long term liabilities	—	455

Total long term liabilities	9,573	10,162
Stockholders’ equity:
Common stock	23	27
Additional paid-in capital	317,509	314,484
Accumulated other comprehensive income (loss)	(1,680)	51
Retained loss	(40,369)	(28,186)
Less – Cost of treasury stock	(125,142)	(107,749)

Total stockholders’ equity	150,341	178,627

Total liabilities and stockholders’ equity	$208,647	$249,254